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                                 EXHIBIT 3.1E
                          CERTIFICATE OF DESIGNATION

                                      OF

                             SERIES E CONVERTIBLE
                                PREFERRED STOCK

                                      OF

                            SOUTHWEST WATER COMPANY


                        PURSUANT TO SECTION 151 OF THE
               GENERAL CORPORATION LAW OF THE STATE OF DELAWARE


Southwest Water Company, a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article Fourth of its Restated Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation at a telephonic meeting called and held on January 12, 2000 adopted the following resolution, which resolution remains in full force and effect on the date hereof;

          RESOLVED, that there is hereby established a series of authorized preferred stock having a par value of $.01 per share, which series shall be designated as "Series E Convertible Preferred Stock" (the "Series E Preferred Stock"), shall consist of Three Thousand (3,000) shares and shall have voting rights, preferences, privileges and restrictions thereof as follows:

          (1)  Designation and Number of Shares.  Three Thousand (3,000) shares
               --------------------------------
     of Preferred Stock shall be designated and known as the "Series E Convertible Preferred Stock," par value $.01 per share (the "Series E Preferred Stock").

          (2)  Issue Value.  Each share of Series E Preferred Stock shall be
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     issued at a price (the "Issue Value") established from time to time by the
     Board of Directors.

          (3)  Dividends.
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               (a)  Right to Dividends.  The holders of the then outstanding
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     Series E Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board. Dividends on the Series E shall not be cumulative and shall not accrue and the Corporation shall not be obligated to pay dividends unless and until declared by the Board, whether or not the earnings of the Corporation in that or any previous fiscal year are sufficient to pay dividends in whole or in part.
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               (b)  Rank.  Each share of the Series E Preferred Stock shall rank
                    ----
     on a parity with each other share of the Series E Preferred Stock but shall be subordinate with respect to dividends to the rank of (i) the Series A Preferred Stock, (ii) the Series D Preferred Stock and (iii) any other class or series of stock ranking senior to the Series E Preferred Stock as to dividends. Unless full dividends on all outstanding shares of Series A Preferred Stock, Series D Preferred Stock and any other class or series of stock ranking senior to the Series E Preferred Stock as to dividends which have previously become due and payable, have been paid or are contemporaneously declared and paid (or declared and a sum sufficient for the payment thereof is set apart for such payment), the Corporation shall not declare or pay any dividend on the Series E Preferred Stock. Unless full dividends on all outstanding shares of Series E Preferred Stock which have previously become due and payable, have been paid or are contemporaneously declared and paid (or declared and a sum sufficient for the payment thereof is set apart for such payment), the Corporation shall not declare or pay any dividend on (A) the Common Stock or (B) on any other class or series of stock ranking junior to the Series E Preferred Stock as to dividends.

               (c)  Upon Conversion.  Upon conversion of any shares of Series E
                    ---------------
     Preferred Stock, dividends declared by the Board but not paid shall be paid to the holders of record of such shares.

          (4)  Voting Rights.  The holders of the Series E Preferred Stock shall
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     not be entitled to vote on any matter.

          (5)  Conversion Rights.
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               (a)  Optional Conversion.  The holder of any shares of Series E
                    -------------------
     Preferred Stock (on which any vesting or other restrictions imposed by the Board have lapsed) shall have the right, at such holder's option, at any time or from time to time, to convert any or all of such holder's shares of Series E Preferred Stock into such number of fully paid and nonassessable shares of Common Stock (the "Conversion Shares") at a conversion rate of one thousand (1,000) shares of Common Stock for each one (1) share of Series E Preferred Stock converted (the "Conversion Rate"). Should the Corporation at any time subdivide ("Split") or combine ("Reverse Split") its outstanding shares of Common Stock into a greater or smaller number of shares, respectively, the Conversion Rate in effect immediately prior to such Split or Reverse Split shall be proportionately adjusted.

               (b)  Mandatory Conversion.  Each and every share of Series E
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     Preferred Stock shall automatically be converted into shares of Common
     Stock at the then applicable Conversion Rate if (i) the Board of Directors of the Corporation directs that the shares be converted or (ii) the Corporation completes a Change of Control Event.

               (c)  Delivery of Stock Certificates; Conversion Date.  The holder
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     of any shares of Series E Preferred Stock may exercise the optional conversion right pursuant to Section 5(a) above by delivering to the Corporation or its duly authorized transfer agent during regular business hours at the office of the Corporation the certificate or certificates for the shares to be converted, duly endorsed or assigned either in blank or to the

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     Corporation (if required by it), accompanied by written notice stating that such holder elects to convert such shares and shall provide a certificate to the Corporation or its duly authorized transfer agent as to the date of such conversion. Upon the occurrence of a mandatory conversion pursuant to Section 5(b) above, the Corporation shall deliver notice to each holder of Series E Preferred Stock and each holder of shares of Series E Preferred Stock shall deliver to the Corporation at the office of the Corporation the certificate or certificates for all shares of Series E Preferred Stock then held by such holder, duly endorsed or assigned either in blank or to the Corporation (if requested by it). Conversion shall be deemed to have been effected (1) in the case of an optional conversion, on the date when the aforesaid delivery of stock certificates is made if such day is a Business Day and otherwise on the Business Day following the date of the aforesaid delivery, or (2) in the case of an automatic conversion pursuant to Section 5(b)(i), upon the effective date established by the Board of Directors, or (3) in the case of an automatic conversion pursuant to Section 5(b)(ii), upon the effective date of the Change of Control Event; and in each case such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter, the Corporation, through its transfer agent, shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock, as provided in Section 5(e) below.
     The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become the stockholder of record in respect of such Common Stock on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become the stockholder of record in respect of such Common Stock on the next succeeding date on which the transfer books are open; provided that notwithstanding the date the stockholder is deemed to become a stockholder of record, the Conversion Rate shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a stock certificate representing shares of Series E Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the stock certificate so surrendered for conversion, at the expense of the Corporation, a new stock certificate covering the number of shares of Series E Preferred Stock representing the unconverted portion of the certificate so surrendered. Immediately following such conversion, the rights of the holders of converted Series E Preferred Stock (other than the right to receive dividends declared by the Board but not paid to the date of such conversion) shall cease and the persons entitled to receive the Common Stock upon the conversion of Series E Preferred Stock shall be treated for all purposes (other than the right to receive dividends declared by the Board but not paid on the Common Stock to the date of such conversion) as having become the owners of such Common Stock.

               (d)  Taxes.  Any transfer taxes applicable to the above described
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     transactions shall be paid by such transferee.  The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Common Stock or the reissuance of the Preferred Stock in a name other than that in which the shares of Series E Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such

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     issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

               (e) No Fractional Shares of Common Stock.  No fractional shares
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     of Common Stock shall be issued upon conversion of shares of Series E
     Preferred Stock and, in lieu thereof, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then current Market Price (as defined in Section 5(f) below) of a share of Common Stock multiplied by such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests. In determining the number of shares of Common Stock and the payment, if any, in lieu of fractional shares that a holder of Series E Preferred Stock shall receive, the total number of shares of Series E Preferred Stock surrendered for conversion by such holder shall be aggregated.

               (f) Market Price.  "Market Price" shall mean the last reported
                   ------------
     sale price of the applicable security as reported by the National Association of Securities Dealers, Inc. Automatic Quotations System, National Market System, or, if the applicable security is listed or admitted for trading on a securities exchange, the last reported sales price of the applicable security on the principal exchange on which the applicable security is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Market Price cannot be determined as aforesaid, the Board of Directors of the Corporation shall determine the Market Price on the basis of such quotations as it in good faith considers appropriate.

               (g) Change of Control Event.  A "Change of Control Event" shall
                   -----------------------
     mean (i) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership, direct or indirect, of securities of the Corporation representing fifty percent (50%) or more of the combined voting power of the Corporation's then outstanding equity securities or
     (ii) the acquisition of the Corporation, or all or substantially all of its assets, by, or the combination of the Corporation or all or substantially all of its assets, with, another Person, unless the acquiring or surviving Person shall be a corporation, limited liability company, partnership or other entity more than 50% of the combined voting power of which entity's then outstanding equity securities, after such acquisition or combination, are owned, immediately after such acquisition or combination, by the owners of more than 50% of the voting securities of the Corporation immediately prior to such acquisition or combination. When used herein the term "Person" shall mean and include an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a government or any department or agency thereof.

               (h) Changes in Common Stock.  If any capital reorganization or
                   -----------------------
     reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale, transfer or other disposition of all or substantially all of its assets to another corporation for cash or stock of such other corporation, shall be effected, then, as a condition of such reorganization, reclassification,

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     consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each holder of Series E Preferred Stock shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the shares of the Common Stock of the Corporation immediately theretofore issuable upon conversion of the Series E Preferred Stock, such shares of stock, securities or properties as may be issuable or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore issuable upon conversion of the Series E Preferred Stock (on which any vesting or other restrictions imposed by the Board have lapsed) had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provisions shall be made with respect to the shares of stock, securities or properties deliverable upon such conversion to give each holder of Series E Preferred Stock rights and interests as nearly equivalent to those granted herein as may be practicable. The Corporation shall not effect any such consolidation, merger, sale, transfer or other disposition, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such properties shall assume, by written instrument executed and mailed or delivered to the holders of Series E Preferred Stock at the last addresses of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or properties as, in accordance with the foregoing provisions, such holders may be entitled to acquire. The above provisions of this subparagraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

               (i) Stock to be Reserved.  The Corporation will at all times
                   --------------------
     reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the conversion of Series E Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Series E Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from preemptive or similar rights on the part of the holders of any shares of capital stock or securities of the Corporation, and free from all liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation by the Corporation of any applicable law or regulation or agreement, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed.

               (j) Registration and Listing of Common Stock.  If any shares of
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     Common Stock required to be reserved for purposes of conversion of Series E
     Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or state law (other than the Securities Act of 1933, as amended (the "Securities Act")) before such shares may be issued upon conversion, the Corporation will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. Shares of Common Stock issuable upon conversion of the Series E Preferred Stock shall be registered by the

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     Corporation under the Securities Act or similar statute then in force if required before such shares may be issued upon conversion. If and so long as the Common Stock is listed on any national securities exchange, the Corporation will, at its expense, obtain promptly and maintain the approval for listing on each such exchange upon official notice of issuance, of shares of Common Stock issuable upon conversion of the then outstanding Series E Preferred Stock and maintain the listing of such shares after their issuance; and the Corporation will also list on such national securities exchange, will register under the Exchange Act and will maintain such listing of, any other securities that at any time are issuable upon conversion of the Series E Preferred Stock, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Corporation.

          (6) Fractional Shares.  Shares of Series E Preferred Stock may be
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     issued in fractions of shares; provided, however, that the fractions of
     Series E Preferred Stock must be capable of conversion into a whole number of shares of Common Stock at the Conversion Rate (e.g. shares of Series E Preferred Stock may be divided into whole tenths, fifths, quarters or halves of shares but not thirds of shares).

          (7) Vesting and Other Restrictions.  The Board of Directors may, at
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     its discretion, but subject to any contractual rights or limitations relating to the Series E Preferred Stock, establish vesting criteria, restrictions on transferability and/or other restrictions (including, without limitation, conditions which may cause shares of Series E Preferred Stock, or any right or preference pertaining to such shares, to lapse or be terminated) on the rights and preferences of the Series E Preferred Stock and may as a condition to receipt of Series E Preferred Stock require persons to sign a stockholders or other agreement acknowledging and agreeing to be bound by such criteria and restrictions.

          (8) Exclusion of Other Rights.  Except as may otherwise be required by
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     law, the shares of Series E Preferred Stock shall not have any preferences or other rights other than those specifically set forth in this resolution and in the Certificate of Incorporation. The shares of Series E Preferred Stock shall have no preemptive or subscription rights.

     IN WITNESS WHEREOF, Southwest Water Company has caused these presents to be signed in its name and on its behalf by its President on January 12, 2000.


                                    SOUTHWEST WATER COMPANY


                                    By /s/ ANTON C. GARNIER
                                    -----------------------
                                    Name:  Anton C. Garnier
                                    Title:  President

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